Exhibit 5

                                212-806-5400

June 6, 1994


Tosco Corporation
72 Cummings Point Road
Stamford, CT 06902

Gentlemen:

We have acted as counsel to Tosco Corporation, a Nevada corporation (the "Company") in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission") under the
Securities Act of 1933, as amended (the "Act"), of a Registration Statement on Form S-8 (the "Registration Statement") relating to the proposed issuance of up to 425,000 shares (the "Shares") of the Common Stock, $0.75 par value (the "Common Stock") of the Company, pursuant to the Company's Capital Accumulation Plan (the "Plan") and interests therein.

As such counsel, we have examined copies of the Restated Articles of Incorporation and Bylaws of the Company, each as amended to the date hereof, the Registration Statement, the Plan and originals or copies of such other corporate minutes, records, agreements and other instruments of the Company, certificates of public officials and other documents and have made such examinations of law, as we have deemed necessary to form the basis for the opinion hereinafter expressed. In our examination of such materials, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to original documents of all copies submitted to us. As to various questions of fact material to such opinion, we have relied, to the extent we deemed appropriate, upon representations, statements and certificates of officers and representatives of the Company and others.

Attorneys involved in the preparation of this opinion are admitted to practice law in the State of New York and we do not purport to be experts on, or to express any opinion herein concerning, any law other than the laws of the State of New York, the federal laws of the United States of America and the Nevada General Corporation Law.

Based upon and subject to the foregoing, we are of the opinion that the Shares, when issued under the circumstances contemplated in the Registration Statement and the Plan, will be legally issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not admit hereby that we come within the category of persons whose consent is required under Section 7 of the Act or the Rules and Regulations of the Commission thereunder.

Very truly yours,


STROOCK & STROOCK & LAVAN

                                         Exhibit 23(b)

                CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the registration statement of Tosco Corporation on Form S-8 (File No. __-________) of our report, dated February 4, 1994, on our audits of the consolidated financial statements and the financial statement schedules of Tosco Corporation as of December 31, 1993 and 1992, and for the years ended December 31, 1993, 1992, and 1991, which report is included in this Annual Report on Form 10-K.


                                   Coopers & Lybrand
Oakland, California
June 10, 1994